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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 18, 2000
                                                  (February 4, 2000)


                         takeoutmusic.com Holdings Corp.
               (Exact Name of Registrant as Specified in Charter)



         Washington                 33307727                   980138706

     (State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
          of Incorporation)                                Identification No.)


381 Broadway, Suite 201, New York, NY                                   10013
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (212) 8710714


                        Shampan, Lamport Holdings Limited
                1260609 Granville Street, Vancouver, B.C. V7Y 1G5
           Former Name and Former Address (Changed Since Last Report)



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Item 1.    Change in Control of Registrant.

         On February 4, 2000, TOMCI Acquisition Corp. ("MergerSub"), a wholly owned subsidiary of takeoutmusic.com Holdings Corp. (f/k/a Shampan, Lamport Holdings Limited), a Washington corporation, (the "Company"), merged (the "Merger") with and into takeoutmusic.com, Inc., a Delaware corporation ("takeoutmusic.com"), pursuant to an Agreement and Plan of Merger dated January 26, 2000 (the "Merger Agreement"). takeoutmusic.com is a development stage company engaged in the business of developing and marketing musical recordings, and offering such recordings by direct file transfer, or "downloading" to consumers over the Internet. Following the Merger, the business to be conducted by the Company will be the business conducted by takeoutmusic.com prior to the Merger.

         Pursuant to the terms of the Merger Agreement, the Company issued 10,067,943 shares of its authorized but unissued common stock to the former holders of takeoutmusic.com common stock based on a conversion ratio of 1.15 shares of the Company's common stock for each share of takeoutmusic.com common stock issued and outstanding as of the effective time of the Merger. The shares issued to the former takeoutmusic.com stockholders represent approximately 80.5% of the outstanding common stock of the Company following the Merger, and the shareholders of the Company prior to the Merger represent approximately 19.5% of the outstanding common stock of the Company following the Merger. Immediately prior to the Merger, Sofisco Nominees Limited, Mori S. Ninomiya, John Lavallo, Jason Brunka and Richard Pangilinan beneficially owned approximately 17.2%, 16.2%, 13.4%, 11.7% and 11.0% of takeoutmusic.com, respectively, on a fully diluted basis.

         In addition, all outstanding options and warrants to purchase takeoutmusic.com common stock were converted into options and warrants to purchase common stock of the Company. The sole outstanding warrant to purchase an aggregate of 273,598 shares of takeoutmusic.com Common Stock at an exercise price of $0.666667 was converted into a warrant to purchase an aggregate of 314,638 shares of the Company's Common Stock at an exercise price of $0.579710. takeoutmusic.com employee stock options to purchase an aggregate of 392,000 shares of takeoutmusic.com Common Stock at an exercise price of $0.67 per share were converted into options to purchase 450,800 shares of the Company's Common Stock at an exercise price of $0.58 per share.

Item 2.    Acquisition or Disposition of Assets.

         See Item 1 above for a description of the Merger.

Item 5.    Other Events.

         In connection with the Merger, the Company changed its name to "takoutmusic.com Holdings Corp." pursuant to the Articles of Amendment to the Articles of Incorporation of the Company declared effective at 5:00 p.m. on February 9, 2000 by the Secretary of State of the State of Washington. Effective February 4, 2000, the Company's principal executive offices are located

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at 381 Broadway, Suite 201, New York, New York 10013. The Company's new
telephone number, effective February 4, 2000, is (212) 871-0714.

         Also in connection with the Merger, Mori S. Ninomiya, John Lavallo and Edwin O'Loughlin, designees of the former stockholders of takeoutmusic.com, were elected to the Board of Directors of the Company and thereafter the existing Directors of the Company tendered their own resignations from the Board of Directors of the Company.

Item 7.    Financial Statements

         (a)      Financial Statements of Business Acquired.

         The financial statements required to be filed as part of this Current Report on Form 8K will be filed no later than April 18, 2000 (60 days from the date of this Report) as an amendment to this Report.

         (b)      Pro Forma Financial Information.

         The pro forma financial information required to be filed as part of this Current Report on Form 8K will be filed no later than April 18, 2000 (60 days from the date of this Report) as an amendment to this Report.

         (c)      Exhibits.

         Exhibit No.       Description

         2.1               Agreement and Plan of Merger(1)
         2.2 List of Exhibits and Schedules to Agreement and Plan of Merger
         3.1               Articles of Amendment to Registrant's Articles of
                           Incorporation

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(1)      The Company undertakes to file supplementally a copy of any schedule to the Agreement and Plan of Merger to the SEC upon request.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         takeoutmusic.com Holdings Corp.


                               /s/ MORI S. NINOMIYA
                             ----------------------------------------
                             Name:   Mori S. Ninomiya
                             Title:  Chairman of the Board, President
                                     and Chief Executive Officer




Dated:  February 18, 2000